Exhibit 10.2

AMENDED AND RESTATED LOAN AGREEMENT

This Amended and Restated Loan Agreement (this “Agreement”) is dated as of June 30, 2026 (the “Agreement Date”) and is made and entered into between CDT Equity Inc., (formerly Conduit Pharmaceuticals Inc.) a Delaware corporation (the “Company”), and J.J. Astor & Co., a Utah corporation (including its successors and assigns, the “Lender”).

WHEREAS, the Company and the Lender entered into a loan agreement dated as of June 11, 2026 (the “Prior Loan Agreement”) pursuant to which the Lender advanced the first tranche of $268,299.70 in net proceeds from a One Million Four Hundred Sixty Thousand ($1,460,000) Dollar loan provided by the Lender (the “Loan”), to enable the Company to pay Delaware franchise taxes;

WHEREAS, the Company now wishes to borrow the second tranche of $1,133,300.30 in net proceeds from the Loan, and the Company wishes to enter into this Agreement and the Exhibits hereto and has issued to the Lender, the amended and restated One Million Nine Hundred Seventy-One Thousand ($1,971,000) Dollar Original Issue Amount senior secured convertible installment promissory note in the form of Exhibit A hereto reflecting a factor rate of 1.35 times the amount of the Loan (the “Note”); and

WHEREAS, the Company and its Subsidiary have agreed to further perfect and secure the Lender’s senior priority Lien on all of the assets and properties of the Company pursuant to the Security Agreement and the Subsidiary Guarantee to be entered into on the Agreement Date; and

WHEREAS, in consideration for the Loan and as an inducement to the Lender entering into this Agreement and the other Transaction Documents, the Company has agreed to enter into the Payment Direction Agreement and to issue the Warrant to the Lender on the Agreement Date; and

WHEREAS, this Agreement supersedes in its entirety the Prior Loan Agreement; and

WHEREAS, the Company and the Lender are executing and delivering this Agreement in reliance upon an exemption from securities registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), afforded by the provisions of Section 4(a)(2) and/or Rule 506(b) of Regulation D promulgated thereunder by the U.S. Securities and Exchange Commission.

NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and the Lender agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01. Definitions. In addition to the terms defined elsewhere in this Agreement:

(a) capitalized terms that are not otherwise defined herein have the meanings given to such terms in the

Note (as defined herein), and (b) the following terms have the meanings set forth in this Agreement.

“$” means United States Dollars.

“Acceleration Event” means the occurrence and continuation of an Event of Default (as defined in the Note) beyond the applicable grace period, if any, for cure.

“Acceleration Notice” means a written notice from the Lender that it has elected to accelerate the Loan for payment after the occurrence of an Acceleration Event.

“Action” shall have the meaning ascribed to such term in Section 3.01(l).

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 405 under the Securities Act.

“Agreement Date” shall have the meaning as defined in the Recitals.

“AGP” means A.G.P./Alliance Global Partners LLC.

“ATM Financing” means any at the market financing and sales of Common Stock or Common Stock Equivalents that is underwritten, managed or otherwise arranged by AGP.

“Ascent LOC” means the equity line of credit provided by Ascent Partners Fund LLC (“Ascent”) to the Company, of which $391,368.74 of Company Indebtedness remains outstanding and owed to Ascent.

“Ascent-Sarborg Purchase Agreements” means collectively (i) up to 1,666,665 shares of Common Stock (the “ELOC Shares”) issuable pursuant to that certain directed stock purchase agreement entered into on January 16, 2026, as amended on March 3, 2026 (as amended, the “Amended ELOC Purchase Agreement”) by and between the Company and Ascent relating to Ascent LOC, and (ii) 4,422,133 shares of Common Stock (the “Sarborg Shares,” and together with the ELOC Shares, the “Shares”) issued pursuant to the Securities Purchase Agreement entered into on February 19, 2026 (“Purchase Agreement”), by and between the Company and all of the stockholders (collectively, the “Investors,” and together with Ascent, the “Selling Stockholders”) of Sarborg Limited (“Sarborg”).

“Board of Directors” means the board of directors of the Company and the Managing Director of the Subsidiary, as applicable.

“Business Day” means any day except Saturday, Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of Utah are authorized or required by law or other governmental action to close. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then such action may be taken or such right may be exercised on the next succeeding Business Day.

“Closing” means the closing of the transactions contemplated by this Agreement pursuant to Section 2.01.

“Closing Date” shall mean the Business Day when (i) all of the Transaction Documents have been duly executed and delivered by the applicable parties thereto, (ii) all conditions to the initial funding set forth in the Transaction Documents shall have been satisfied in the reasonable judgment of the Lender, and (iii) the Lender shall fund the first tranche of $268,299.70 in net proceeds from the Loan, to be used solely to pay Delaware franchise taxes. The Lender shall fund the balance of $1,133,300.30 in net proceeds from the Loan on the Second Funding Date in accordance with this Agreement.

“DACA” means the Deposit Account Control Agreement to be entered into among the Company, the Lender and the depository bank at which the Company maintains the deposit account into which the net proceeds of each ATM Financing are deposited, in form and substance satisfactory to the Lender, granting the Lender control (within the meaning of the Uniform Commercial Code) over such account, the execution and delivery of which is a condition to the funding of the second tranche of the Loan on the Second Funding Date.

“Commission” means the United States Securities and Exchange Commission.

“Common Stock” means the common stock, par value $0.0001 per share, of the Company and any other class of securities into which such securities may hereafter be reclassified or changed.

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“Common Stock Equivalent” means any convertible note, convertible preferred stock, warrant, option or other right to receive or subscribe for or purchase any additional shares of Common Stock or any Common Stock Equivalent.

“Company Disclosure Schedule” means the disclosure schedule submitted by the Company to the Lender as exceptions to or disclosures in respect of the representations and warranties of the Company set forth in this Agreement.

“Conversion Notice” shall have the meaning as that term is defined in the Note.

“Conversion Price” means the per-share price at which all or any portion of the then-outstanding balance of the Note may be converted into shares of the Company’s Common Stock, determined in accordance with the Conversion Price Formula set forth in this definition. Commencing six (6) months following the Closing Date, the Lender shall have the right, at its sole option, to convert all or any portion of the then-outstanding balance of the Note into shares of the Company’s Common Stock at a conversion price equal to the greater of: (a) Ninety Percent (90%) of the lowest volume-weighted average price (“VWAP”) of the Company’s common stock over the ten (10) consecutive trading days immediately preceding the date of conversion; or (b) the applicable Nasdaq Floor Price (the “Conversion Price Formula”); provided, however, that:

(i) so long as the Trading Market is Nasdaq, the Conversion Price and the Conversion Price Formula shall be subject to Nasdaq Rule 5635(d) (the “Nasdaq Floor Price”),

(ii) the Conversion Price shall be subject to one or more Conversion Price Reductions, and

(iii) as a result of the application of the Nasdaq Floor Price or pursuant to any restrictions contained in the Ascent-Sarborg Purchase Agreements the Company is restricted from issuing its Common Stock at a conversion price below a certain minimum price per share (such minimum per-share conversion price, the “Floor Price”), in the event that the closing market price of the Common Stock on the Trading Market at the time of notice of any one or more weekly installment conversions of the Note (the “Market Price” ) shall be less than the Conversion Price then in effect based on the Conversion Price Formula, the Company shall pay to the Lender a make-whole amount equal to the difference between (x) the number of shares the Lender would have received had the conversion been effected at the Market Price and (y) the number of shares actually issued at the Floor Price, multiplied by the closing market price of the Common Stock on the date of conversion (the “Make-Whole Amount”). The Make-Whole Amount shall be paid, at the Lender’s election, either (A) in immediately available funds in cash within three (3) Business Days of the conversion date, or (B) freely tradeable, registered shares of Common Stock valued at the Market Price on the conversion date, delivered to the Lender within two (2) trading days following the conversion date (the “Make Whole Payment”). If the Lender elects to receive the Make-Whole Amount in shares and the net proceeds actually realized by the Lender upon sale of such shares are less than the Make-Whole Amount, or if for any reason (including the 19.99% limitation on share issuances described in this Agreement) the Company is unable to deliver freely tradeable shares sufficient to satisfy the Make-Whole Amount in full, the Company shall pay the resulting shortfall to the Lender in cash within three (3) Business Days following the Lender’s demand. For the avoidance of doubt, if, for example, the Market Price shall be $2.00 per share and the Lender shall convert any weekly installment or the Note into 20,000 Conversion Shares when the Floor Price is $3.00 per share, the Company shall pay to Lender an additional $1.00 per share or $20,000 in cash or free trading shares.

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Notwithstanding the foregoing, in the event of acceleration of the Obligations under the Note upon and following the occurrence of an uncured Event of Default, the Lender shall have the right, at its sole option, to convert all or any portion of the then-outstanding balance (including any default premium) into shares of the Company’s common stock at a conversion price equal to the greater of: (a) a seventy percent (70%) of the lowest VWAP over the twenty (20) consecutive trading days immediately preceding the date of conversion and (b) the Floor Price (the “Event of Default Conversion Price”). In addition, in the event that the Event of Default Conversion Price is determined by reference to the Floor Price (that is, seventy percent (70%) of the lowest VWAP over the twenty (20) consecutive trading days immediately preceding the date of conversion is less than the Floor Price), the Company shall issue to the Lender additional immediately salable Conversion Shares (the “Make Whole Shares”) equal to the difference between (x) the number of Conversion Shares the Lender would have received had such conversion been effected at seventy percent (70%) of the lowest VWAP over the twenty (20) consecutive trading days immediately preceding the date of conversion (without application of the Floor Price), and (y) the number of Conversion Shares actually issued to the Lender at the Event of Default Conversion Price. For the avoidance of doubt, if the Floor Price is $3.00 per share and seventy percent (70%) of the lowest VWAP of the Company’s Common Stock over the twenty (20) consecutive trading days immediately preceding the conversion date equals $1.50 per share, and the Lender converts a portion of the Note that yields 20,000 Conversion Shares at the $3.00 Event of Default Conversion Price (the Floor Price), the Company shall issue to the Lender an additional 20,000 Conversion Shares as Make Whole Shares (representing the 40,000 Conversion Shares the Lender would have received at the $1.50 per share Conversion Price, less the 20,000 Conversion Shares issued at the $3.00 Floor Price). Accordingly, the aggregate number of Conversion Shares subject to the Event of Default Conversion Price shall be subject to increase based on the issuance of additional Make Whole Shares, as provided above. Notwithstanding the foregoing, to the extent that the issuance of any Make Whole Shares would cause the aggregate number of shares of Common Stock issued upon conversion of the Note to exceed 19.99% of the Company’s issued and outstanding Common Stock (the limitation set forth in the definition of “Maximum Conversion Shares”) and stockholder approval for such issuance has not been obtained, the Company shall settle the value of such excess Make Whole Shares in cash, payable in immediately available funds within three (3) Business Days of the applicable conversion date, valued at the closing market price of the Common Stock on the conversion date.

“Conversion Price Reductions” means that, if at any time while there remains an outstanding principal balance under the Note, the Company issues, on any one or more occasions, any securities, including convertible notes or debentures, Common Stock or other Common Stock Equivalents, other than an Exempt Issuance, at a conversion price, exercise price or per share price that is lower than such Conversion Price based on the Conversion Price Formula, the Conversion Price shall be reduced to the lowest conversion price, exercise price or per share price issued by the Company and the Maximum Conversion Shares shall be subject to appropriate increase as a result thereof.

“Conversion Shares” shall mean the shares of Common Stock of the Company issuable upon any full or partial permitted conversion of the Note and includes shares of Common Stock of the Company issuable if the Lender issues an Acceleration Notice that it elects to accelerate the Loan for payment after the occurrence and continuation of an Event of Default (as defined in the Note) beyond the applicable grace period, if any, for cure, the Conversion Price shall be the Event of Default Conversion Price and the Conversion Shares shall be up to the Maximum Conversion Shares, and shall include the Make Whole Shares.

“Covenant Compliance Guaranty Agreement” means the “limited guarantee agreement” executed by Dr. Andrew Regan, the Chief Executive Officer of the Company, in the form of Exhibit H attached hereto.

“Default Amount” means if an uncured Event of Default has occurred, the outstanding balance of the Note shall immediately become due and payable in full, shall be increased to One Hundred and Twenty Percent (120%) of the then-outstanding principal amount of the Note, and shall begin accruing interest at a default interest rate of Nineteen Percent (19%) per annum, compounded daily. The Lender shall then have the right to convert the Default Amount at the Event of Default Conversion Price.

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“Equity Interests” means Common Stock or Common Stock Equivalents, as applicable.

“Equity Investment” means any joint venture, partnership or other direct or indirect investments of the Loan Parties in Equity Interests.

“Equity Receipts” means the aggregate amount of cash received by the Company or any of its Subsidiaries in consideration for any issuance or sale by the Company or such Subsidiary on or after the Closing Date of (a) any of its Equity Interests or (b) any other security or instrument representing Equity Interests (or the right to obtain any Equity Interests) in such Person, excluding any cash received pursuant to an Exempt Issuance and reduced by any commissions or other transaction expenses paid by the Company in connection with any such issuance or sale.

“Exempt Issuance” means and is limited to: (i) the issuance by the Company of the Note, Conversion Shares and the Warrant Shares, (ii) the issuance of the maximum number of the Shares under the Ascent-Sarborg Purchase Agreements, (iii) the issuance of Common Stock or Common Stock Equivalents in connection with any ATM Financings, and (iv) the issuance by the Company of any Common Stock or standard options to purchase Common Stock to directors, officers, employees or consultants of the Company or its Subsidiary in their capacity as such pursuant to an employee benefit plan which has been approved by the Board of Directors of the Company prior to the date hereof pursuant to which Common Stock and standard options to purchase Common Stock may be issued to any employee, officer, director or consultant for services provided to the Company or its subsidiaries in their capacity as such. For the avoidance of doubt, the term “Exempt Issuance” does not mean or include the issuance of any other Indebtedness or debt securities or any other Common Stock or Common Stock Equivalents by the Company or the Subsidiary, unless otherwise approved and consented to in writing in advance by the Lender.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Extraordinary Receipts” means the aggregate amount of cash received by Company from any tax refunds, judgments, litigation settlements, indemnity payments, or other extraordinary receipts received on or after the Funding Date.

“FINRA” means the Financial Industry Regulatory Authority.

“Flow of Funds Agreement” means the agreement between the Company and the Lender in the form of Exhibit F annexed hereto.

“Funding Amount” means, (a) with respect to the Note, ninety-six percent (96%) of the amount of the $1,460,000 Loan which shall be funded in two tranches; namely $268,299.70 to pay Delaware franchise taxes and the balance of $1,133,300.30 if all conditions to such second funding have been satisfied to the reasonable satisfaction of the Lender, after deduction of (i) a $58,400 Origination Fee due from the Company to the Lender, representing four percent (4%) of the Loan which shall be retained by the Lender as 4% on each tranche of the Loan for its own account, and (ii) payment in full of the Indebtedness of the Company under the Ascent LOC, all as set forth in the Flow of Funds Agreement.

“Funding Date” shall mean the Closing Date of the second tranche of the Loan.

“Knowledge of the Company” and similar statements refer to the actual knowledge of any executive officer of the Company after due inquiry of those persons employed by the Company or any Subsidiary charged with administrative or operational responsibility for such matter.

“Grace Period” has the meaning as that term is defined in the Note.

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“Indebtedness” has the meaning as that term is defined in the Note.

“Insolvency Proceeding” means (a) any case, action or proceeding before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors, or (b) any general assignment for the benefit of creditors, composition, marshalling of assets for creditors, or other, similar arrangement in respect of any Person’s creditors generally or any substantial portion of such Person’s creditors, in each case undertaken under U.S. federal, state or foreign law.

“Intercreditor Agreement” shall mean the intercreditor and subordination agreement between the Subsidiary and the Lender in the form of Exhibit J annexed hereto.

“Intellectual Property Rights” shall have the meaning ascribed to such term in Section 3.01(q).

“Liens” shall mean a lien, charge, security interest, mortgage, encumbrance, right of first refusal, preemptive right or other restriction or adverse claim of a third party against property.

“Loan” shall have the meaning ascribed to such term in Section 2.01(a).

“Loan Parties” have the meaning ascribed to such term in Section 3.01.

“Material Adverse Effect” shall have the meaning ascribed to such term in Section 3.01(a).

“Maximum Conversion Shares” means, after acceleration for payment of the Note following the occurrence of any Event of Default (as defined in the Note) which shall not be timely cured by the Loan Parties and the Outstanding Principal Amount of the Note shall automatically increase by 120% (a maximum of $2,365,200), shall accrue interest on such Outstanding Principal Amount at the rate of 19% per annum, compounded daily, and upon the request of the Lender, all or any portion of such increased Outstanding Principal Amount of the Note and accrued interest thereon may be converted by the Lender into that number of shares of Company Common Stock as shall be determined by (a) dividing 200% of the then increased Outstanding Principal Amount of the Note by (b) the Event of Default Conversion Price then in effect; provided that, (i) notwithstanding the election of the Lender to convert all or any part of the then Outstanding Principal Amount of the Note, the Company shall have the right to pay in cash the entire then Outstanding Principal Amount of all Note being converted following Lender’s notice of its election to convert the Note and prior to any such conversion, and (ii) the maximum number of shares of Common Stock of the Company that may be issued pursuant to any such permitted conversion of the Note (calculated on a fully-diluted basis) shall not be greater than 19.99% of the number of shares of Common Stock of the Company then issued and outstanding (calculated on a non-diluted basis) unless stockholder approval has been obtained.

“Exchange Cap” means the limitation that, unless and until the Company obtains the approval of its stockholders as required by the applicable rules and regulations of the Trading Market (including, so long as the Common Stock is listed on the Nasdaq Stock Market, Nasdaq Listing Rule 5635(d)), the Company shall not issue, upon conversion of the Note or otherwise pursuant hereto or thereto, a number of shares of Common Stock that, together with all other shares of Common Stock required to be aggregated therewith under such rules, would exceed 19.99% of the Company’s issued and outstanding shares of Common Stock calculated on a non-diluted basis. To the extent any conversion of the Note or other issuance hereunder or thereunder would otherwise require the Company to issue shares of Common Stock in excess of the Exchange Cap, the Company shall, in lieu of issuing such excess shares, pay to the Lender an amount in cash equal to the number of such excess shares multiplied by the closing market price of the Common Stock on the applicable conversion date, payable in immediately available funds within three (3) Business Days following such conversion date.

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“Most Favored Nations Agreement” shall have the meaning as that term is defined in Section 4.02 of this Agreement.

“net proceeds” means the aggregate cash proceeds received by the Company or any Subsidiary in connection with the applicable transaction, net of the direct costs relating to transaction, including, without limitation, legal, accounting, consulting, printing and investment banking fees, sales commissions and underwriters’ discounts, and taxes paid or payable as a result of the transaction.

“Note” has the meaning as defined in the Recitals.

“Obligations”: (a) the unpaid principal of and interest on (including interest accruing after the maturity of the Note and interest accruing after the filing of any petition in bankruptcy, or the commencement of any Insolvency Proceeding relating to any Loan Party, whether or not a claim for post-filing or post-petition interest is allowed or allowable in such proceeding) the Note and all other obligations and liabilities (including any fees or expenses that accrue after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to any Loan Party, whether or not a claim for post-filing or post-petition interest is allowed or allowable in such proceeding) of the Loan Parties to the Lender, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, any other Transaction Document or any other document made, delivered or given in connection herewith or therewith, whether on account of principal, interest, reimbursement obligations, payment obligations, fees, indemnities, costs, expenses (including all reasonable and documented out-of-pocket fees, charges and disbursements of counsel to the Lender that are required to be paid by any Loan party pursuant any Transaction Document or otherwise. For the avoidance of doubt, the Obligations shall not include (x) any obligations arising under any warrants or other equity instruments issued by any Loan Party to the Lender.

“Original Principal Amount” shall have the meaning as that term is defined in the Note.

“Origination Fee” shall mean the sum of $58,400 which shall be deducted as 4% on each tranche from the Funding Amount and retained by the Lender pursuant to the Flow of Funds Agreement.

“Outstanding Principal Amount” shall have the meaning as that term is defined in the Note.

“Payment Notice” shall have the meaning as that term is defined in the Note.

“Payment Direction Agreement” means the agreement in the form of Exhibit G hereto among the Company and Lender that shall continue in full force and effect throughout the entire term of the Note and which provides for the following allocation of cash payments and distributions (the “ATM Waterfall Distributions”) of the net proceeds of each ATM Financing:

(i) Eighty Percent (80%) of all ATM Financing net proceeds shall be distributed to the Lender until the applicable minimum weekly installment payment of $82,125 that is due and payable under the Note has been fully paid and satisfied for the relevant week;

(ii) Thereafter, Fifty Percent (50%) of all ATM Financing net proceeds shall continue to be distributed to the Lender until the Note is paid in full; and

(iii) Upon the occurrence of an Event of Default under the Note, Eighty Percent (80%) of all ATM Financing net proceeds shall be distributed to the Lender until the Note is paid in full (including any applicable Default Amount). This ATM Waterfall Distribution arrangement shall remain in full force and effect and may not be rescinded, modified, or suspended by the Company without the prior written consent of the Lender notifying the Company and AGP that the Note (including any applicable Default Amount) has been paid in full.

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“Permitted Indebtedness” means (a) the Company’s Indebtedness to the Lender; (b) Indebtedness existing on the Closing Date and disclosed on Schedule 3.01(g); (c) unsecured Indebtedness to vendors, suppliers, service providers or other trade creditors incurred in the ordinary course of business; and (d) extensions, refinancings, modifications, amendments and restatements of any items of Permitted Indebtedness (a) through (d) above, provided that the principal amount thereof is not increased or the payment terms thereof are not modified to impose more burdensome terms upon the Company or any Subsidiary, as the case may be;

“Permitted Liens” means (i) Liens in favor of the Lender; (ii) Liens for taxes, assessments or governmental charges or levies that are not yet delinquent or that are being contested in good faith by appropriate proceedings, provided that adequate reserves with respect thereto are maintained on the books of the Loan Parties in accordance with GAAP; (iii) statutory Liens of carriers, warehousemen, mechanics, materialmen or landlords, and other like Liens arising by operation of law in the ordinary course of business, in each case for amounts not yet delinquent; (iv) pledges or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other social security legislation; and (v) Liens existing on the Funding Date and disclosed on Section 3.01(r) of the Company Disclosure Schedule.

“Person” means an individual or corporation, partnership, trust, incorporated or un-incorporated association, joint-venture, limited liability company, joint-stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Prepayment Discount” means in the event that the Company shall offer to prepay the entire Outstanding Principal Amount of the Note within forty-five (45) days of the Closing Date, the Lender shall have funded the second tranche of the Loan on the Second Funding Date, and there has been no prior Event of Default, the repayment amount of the Note will be reduced to One Million Eight Hundred Eighty-Three Thousand Four Hundred ($1,883,400) Dollars, less all Weekly Installment Payments previously made.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an informal investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Registration Rights Agreement” shall mean the registration rights agreement in the form of Exhibit E hereto, under which the Company shall file with the SEC a Form S-3 Registration Statement (the “Resale Registration Statement”) to register for resale under the Securities Act for the benefit of the Lender 200% of the Maximum Conversion Shares and 100% of the Warrant Shares (collectively, the “Registrable Securities”); provided, that such Resale Registration Statement shall be filed with the SEC by a date which shall be not later than forty-five (45) days following the Closing Date.

“Required Approvals” shall have the meaning ascribed to such term in Section 3.01(d).

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“SEC” means the Securities and Exchange Commission.

“SEC Reports” has the meaning ascribed to such term in Section 3.01(i).

“Second Funding Date” shall mean June 30, 2026, being the Business Day on which the Lender funds the second tranche of $1,133,300.30 in net proceeds from the Loan, subject to the satisfaction of all conditions to the second Funding set forth in this Agreement, including the Company’s delivery of a Delaware good standing certificate and evidence that the Company has timely filed all quarterly and other reports with the Commission required to be filed under the Exchange Act.

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“Second Funding Conditions” means the conditions to the funding of the second tranche of the Loan set forth in Section 2.02(b), Section 2.03 and elsewhere in this Agreement, including, without limitation, the execution and delivery of the DACA or Escrow Agreement, delivery of a Delaware certificate of good standing for the Company, evidence that the Company is current in all reports required to be filed under the Exchange Act, the absence of any Default or Event of Default, receipt by the Lender of a payoff letter from Ascent Partners Fund LLC together with related lien releases and UCC-3 termination statements, the Transfer Agent’s acknowledgment and acceptance of the Transfer Agent Instructions, maintenance of a sufficient reserve of authorized and available shares of Common Stock, and the reaffirmation by the Company and the Subsidiary Guarantor of all representations and warranties in this Agreement and the Note.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Security Agreement” means the Security Agreement between the Company and the Lender, dated as of the Closing Date, in the form of Exhibit C attached hereto.

“State Securities Laws” means the securities (or “blue sky”) rules, regulations, or other similar laws of a particular state.

“Stockholder Approval” shall have the meaning as defined in Section 4.06.

“Stockholders Meeting” shall have the meaning as defined in Section 4.06.

“Subsidiary” and “Subsidiary Guarantor” means CDT Equity Ltd, a United Kingdom corporation, located at 80-83 Long Lane, London, England, EC1A 9ET, being the only subsidiary of the Company as set forth on Section 3.01(a) and listed in the Company Disclosure Schedule and shall, where applicable, include any other direct or indirect subsidiary of the Company formed or acquired after the date hereof.

“Subsidiary Guarantee” means the subsidiary guarantee executed by the Subsidiary Guarantor and in the form of Exhibit B attached hereto.

“Trading Market” means, as applicable, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange, the NYSE American, any nationally recognized successor to any of the foregoing, or any other United States securities exchange where the Company’s Common Stock trades on the date in question.

“Transaction Documents” means the collective reference to (a) this Agreement, (b) the Note, (c) the Subsidiary Guarantee, (d) the Security Agreement, (e) the Warrant, (f) the Covenant Compliance Guaranty Agreement, (g) the Registration Rights Agreement, (h) the Transfer Agent Instructions, (i) the Payment Direction Agreement, (j) the Flow of Funds Agreement, (k) the Intercreditor Agreement, (l) the DACA, and (m) all other appendices, exhibits and schedules hereto and thereto and any other documents or agreements executed in connection with the transactions contemplated hereunder.

“Transfer Agent Instructions” means an irrevocable instruction letter addressed to the Company’s transfer agent in the form of Exhibit K attached hereto, with respect to the Conversion Shares issuable upon any full or partial conversion of the Note, the Warrant Shares under the Warrant and the Maximum Conversion Shares, executed by an authorized officer of the Company and acknowledged and accepted by the transfer agent of the Company’s Common Stock.

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“Warrant” means the five (5) year warrant issuable to the Lender on the Agreement Date, substantially in the form annexed hereto as Exhibit D, entitling the holder to purchase up to Nine Hundred Twelve Thousand Five Hundred (912,500) Warrant Shares, calculated as Forty-Five Percent (45%) of the Loan amount ($1,460,000) divided by the closing price of the Common Stock on the trading day immediately preceding the Agreement Date. The exercise price of the Warrant shall equal the closing price of the Common Stock on the trading day immediately preceding the Agreement Date, which was $0.7200 per share. The Warrant shall include cashless exercise provisions and customary full-ratchet anti-dilution protections for down round sales of Common Stock or Common Stock Equivalents. The Warrant shall be fully earned and issuable upon the execution of this Agreement on the Agreement Date, regardless of whether the second tranche of the Loan is funded.

“Warrant Shares” shall mean, as applicable, the shares of Common Stock that are issuable under the Warrant, including the initial Nine Hundred Twelve Thousand Five Hundred (912,500) shares of Common Stock issuable thereunder and any additional shares of Common Stock that may become issuable pursuant to the adjustment provisions of the Warrant.

“Weekly Installment Payments” shall have the meaning given to that term in the Note and in this Agreement, and shall be $82,125 per week beginning Friday, July 10, 2026, with each subsequent payment due each Friday thereafter, and the 24th/final payment due December 18, 2026 (the “Maturity Date”). Each Weekly Installment Payment shall be due and payable by the Company in cash; provided, however, that, in the manner and subject to the conditions provided in the Note, the Lender may, at its option, elect to receive all or any portion of any Weekly Installment Payment in the form of Conversion Shares that have been registered for resale under the Securities Act and are immediately salable by the Lender, valued in accordance with the Conversion Price.

ARTICLE II

THE LOAN

Section 2.01 Funding Dates.

(a) (i) On the initial Funding Date, upon the terms and subject to the conditions set forth herein and in the other Transaction Documents to be executed and delivered by the parties hereto and thereto, the Lender hereby agrees to make the initial Loan of $268,299.70 and (ii) on the second Funding Date, if all other Company covenants and conditions to funding the second tranche of $1,133,300.30 have been satisfied, including (A) delivery of a Delaware good standing certificate and (B) evidence that the Company is current in all of its Exchange Act filings with the Commission, the Lender shall fund the second tranche of the Loan, which shall include payment of the outstanding Indebtedness under the Ascent LOC. On the initial Funding Date, the Company hereby agrees to execute and deliver to the Lender the Note in $1,971,000 Original Principal Amount, the Payment Direction Agreement, the Warrant and the other Transaction Documents, and the Lender hereby agrees to accept from the Company such Transaction Documents.

(b) On the second Funding Date, the Lender shall deliver to the Company, via wire transfer of immediately available funds, an amount equal to $741,931.56, less wire transfer fees, representing the net proceeds to the Company, all set forth in the Flow of Funds Agreement.

(c) At the initial Closing, the Company shall deliver to the Lender the Note, the Security Agreement, the Payment Direction Agreement and all other Transaction Documents to be delivered and the Lender shall deliver the other items set forth in Section 2.02 deliverable at the initial Closing.

(d) Upon satisfaction of the conditions set forth in Sections 2.02 and 2.03, the Funding shall occur at the offices of the Lender’s counsel, or such other location as the parties shall mutually agree or may be closed remotely by electronic delivery of documents.

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Section 2.02 Funding Date Deliverables.

(a) By Lender. On or prior to the initial Funding Date, the Lender shall deliver or cause to be delivered to the Company the following:

(i)	this Agreement duly executed by the Lender;

(ii)	the Security Agreement, the forms of which are attached hereto as Exhibit C, duly executed by the Lender;

(iii)	the $268,299.70 Delaware franchise tax payment Funding Amount set forth in the Flow of Funds Agreement, by wire transfer to VCorp Services LLC pursuant to the wiring instructions to be provided;

(iv)	the Registration Rights Agreement duly executed by the Lender and in the form of Exhibit E attached hereto;

(v)	the Flow of Funds Agreement duly executed by the Lender and in the form of Exhibit F attached hereto;

(vi)	the Transfer Agent Instructions duly executed by the Lender and in the form of Exhibit K attached hereto;

(vii)	the Payment Direction Agreement duly executed by the Lender and in the form of Exhibit G attached hereto; and

(viii)	the Intercreditor Agreement duly executed by the Lender and in the form of Exhibit J attached hereto.

(b) Funding of Second Tranche of the Loan. If all of the conditions to funding the Loan second tranche of $1,133,300.30 have been satisfied by the Company to the Lender’s reasonable satisfaction, on the second Funding Date the Lender shall fund such second tranche amount in accordance with the provisions of the Flow of Funds Agreement.

(c) By the Company. On or prior to the appliable Funding Date, the Company has delivered or shall cause to be delivered to the Lender:

(i)	this Agreement, duly executed by an authorized officer on behalf of the Company;

(ii)	the Note, the form of which is attached hereto as Exhibit A, registered in the name of the Lender, in the $1,971,000 Original Principal Amount calculated in accordance herewith, duly executed by an authorized officer on behalf of the Company;

(iii)	the Subsidiary Guarantee in the form of Exhibit B, duly executed by the Subsidiary Guarantor;

(iv)	the Security Agreement between the Company and the Lender, dated as of the Closing Date, in the form of Exhibit C, duly executed by an officer of the Company;

(v)	the Warrant in the form of Exhibit D executed by an authorized officer of the Company;

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(vi)	the Registration Rights Agreement duly executed by the Company and in the form of Exhibit E attached hereto;

(vii)	the updated Flow of Funds Agreement duly executed by the Company and in the form of Exhibit F attached hereto;

(viii)	the Payment Direction Agreement duly executed by the Company and AGP and in the form of Exhibit G attached hereto;

(ix)	the Covenant Compliance Guaranty Agreement in the form of Exhibit H duly executed by Dr. Andrew Regan, as CEO of the Company;

(x)	the DACA in the form of Exhibit I attached hereto, duly executed by all parties thereto;

(xi)	the Intercreditor Agreement in the form of Exhibit J attached hereto, duly executed by the managing director of the Subsidiary Guarantor;

(xii)	the Transfer Agent Instructions in the form of Exhibit K attached hereto, duly executed by the Company and the Company’s transfer agent; and

(xiii)	an officer’s certificate of the Company and the Subsidiary Guarantor certifying its: (A) charter (or similar formation document); (B) good standing certificate in its state or jurisdiction of incorporation (or formation)[1]; (C) bylaws (or similar governing document); and (D) resolutions of its Board of Directors (or similar governing body) approving and authorizing the execution, delivery and performance of the Transaction Documents to which it is (or is to be) a party.

Section 2.03 Funding Date Conditions.

(a) The obligations of the Company hereunder in connection with the applicable Closing are subject to the following conditions being met (it being understood that the Company may waive any of the conditions for the Funding hereafter):

(i)	the accuracy in all material respects on the applicable Funding Date of the Lender’s representations and warranties contained herein;

(ii)	all obligations, covenants and agreements of the Lender required to be performed at or prior to the applicable Funding Date shall have been performed; and

(iii)	the delivery by the Lender of the items set forth in Section 2.02(a) of this Agreement.

(b) The obligations of the Lender hereunder in connection with the applicable Funding are subject to the following conditions being met (it being understood that the Lender may waive any of the conditions for the applicable Funding hereafter):

(i)	the accuracy in all material respects (or, to the extent representations or warranties are qualified by materiality or Material Adverse Effect, in all respects) when made and on the applicable Funding Date of the representations and warranties of the Company contained herein (unless as of a specific date therein in which case they shall be accurate in all material respects as of such date);

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(ii)	all obligations, covenants and agreements of the Loan Parties required to be performed at or prior to the applicable Funding Date shall have been performed;

(iii)	the delivery by the Loan Parties and AGP of the items set forth in Section 2.02(c) of this Agreement;

(iv)	there shall have been no Material Adverse Effect with respect to the Loan Parties since the date hereof; and

(c) the Company shall furnish the Lender with the wiring instruction for the applicable Funding Amount.

Section 2.04 Post- Closing Agreements.

(i) On or before July 15, 2026, the Company shall open the Deposit Account at East West Bank under the DACA:

(ii) On or before July 15, 2026, the Company shall deliver to the Lender the Company’s Form 10-Q for the fiscal period ended March 31, 2026 which has been duly filed with the SEC;

(iii) The Resale Registration Statement shall have been filed with the SEC by a date which shall be not later than 45 days following the Closing Date and the Company shall utilize its best efforts to provide that the Resale Registration Statement shall have been declared effective by the SEC no later than 75 days following the Closing Date.

Section 2.05 Failure of Second Funding to Occur. In the event that the conditions precedent to the second Funding shall not have been satisfied to the reasonable satisfaction of the Lender by June 30, 2026, the second Funding shall not occur and an Event of Default under the Note shall be deemed to have occurred. In such event, the initial tranche of the Loan shall remain outstanding under the Note on the same terms (other than amount) as are applicable to the Loan as a whole, as follows: (a) the initial tranche shall be in the gross principal amount of $279,478.85, from which a four percent (4%) Origination Fee of $11,179.15 shall be deducted, resulting in net proceeds of $268,299.70 paid out to or on behalf of the Company; (b) notwithstanding the $1,971,000 stated Original Principal Amount of the Note, the Outstanding Principal Amount of the Note before the Event of Default shall be $377,296.45, representing one and thirty-five hundredths (1.35) times the $279,478.85 gross amount of the initial tranche of the Loan, which shall be due and payable; and (c) the Lender shall retain the right to convert all or any portion of such Outstanding Principal Amount in accordance with the Note. With the Default, the $377,296.45 Outstanding Principal Amount shall be increased to One Hundred Twenty Percent (120%) thereof, equal to $452,755.74, and shall thereafter accrue interest at the default rate of Nineteen Percent (19%) per annum, compounded daily; provided that, notwithstanding such Event of Default and whether or not the second Funding shall have occurred, the Note shall remain convertible at the Event of Default Conversion Price and such amount shall continue to be repaid from Eighty Percent (80%) of the net proceeds of each ATM Financing in accordance with the Payment Direction Agreement until paid in full.

Section 2.06 Prepayment Discount In the event that the Company shall offer to prepay the entire Outstanding Principal Amount of the Note within forty-five (45) days of the Closing Date, the Lender shall have funded the second tranche of the Loan on the Second Funding Date, and there has been no prior Event of Default, the repayment amount of the Note will be reduced to One Million Eight Hundred Eighty-Three Thousand Four Hundred ($1,883,400) Dollars, less all Weekly Installment Payments previously made.

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ARTICLE III

REPRESENTATIONS AND WARRANTIES

Section 3.01 Representations and Warranties of the Company. The Company on behalf of the Company and its Subsidiary (together with the Company, the “Loan Parties”) hereby represents and warrants to the Lender that, except as set forth in the applicable Section of the Company Disclosure Schedule, the following representations are true and complete as of the date hereof.

(a) Organization and Qualification. Each of the Company and the Subsidiary Guarantor is duly incorporated or otherwise organized and validly existing under the laws of Delaware and the United Kingdom, respectively,2 with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. The Company and the Subsidiary Guarantor are not in violation or default of any of the provisions of its certificate of incorporation or bylaws, each, as amended and in effect. A complete and correct copy of the Company’s certificate of incorporation and bylaws, and the Subsidiary Guarantor’s memorandum and articles of association each as amended and in effect on the date of this Agreement and as they will be in effect on the Funding Date, is attached to the officer’s certificate referenced in Section 2.02(b). There are no other organizational or charter documents of the Company or the Subsidiary Guarantor. The Company and the Subsidiary Guarantor are each duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction (other than its jurisdiction of organization) in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, would not have or reasonably be expected to result in: (i) a material adverse effect on the legality, validity or enforceability of any Transaction Document; (ii) a material adverse effect on the results of operations, assets, business or financial condition of the Company and the Subsidiary Guarantor, taken as a consolidated whole; or (iii) a material adverse effect on the Loan Parties’ ability to perform in any material respect on a timely basis its obligations under any Transaction Document (any of (i), (ii) or (iii), a “Material Adverse Effect”) and no Proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification; provided, however, that “Material Adverse Effect” shall not include any event, occurrence, fact, condition or change, directly or indirectly, arising out of or attributable to: (i) general economic or political conditions, (ii) conditions generally affecting the industry in which the Loan Parties operate, (iii) any changes in financial or securities markets in general, (iv) acts of war (whether or not declared), armed hostilities or terrorism, or the escalation or worsening thereof, (v) any pandemic, epidemics or human health crises, (vi) any changes in applicable laws or accounting rules, (vii) the announcement, pendency or completion of the transactions contemplated by the Transaction Documents, or (viii) any action required or permitted by the Transaction Documents or any action taken (or omitted to be taken) with the written consent of or at the written request of the Lender.

(b) Authorization; Enforcement. The Company and the Subsidiary Guarantor has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of each of the Transaction Documents by the Company and the Subsidiary Guarantor and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company and the Subsidiary Guarantor and no further action is required by the Company or the Board of Directors or stockholders thereof in connection therewith (other than the Required Approvals). Each Transaction Document to which the Company and the Subsidiary Guarantor is a party has been (or upon delivery will have been) duly executed by the Company and the Subsidiary Guarantor and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligation of the Company and the Subsidiary Guarantor enforceable against the Company and/or the Subsidiary Guarantor (as applicable) in accordance with their respective terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally; (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies; and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

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(c) No Conflicts. The execution, delivery and performance by the Loan Parties of the Transaction Documents to which it is (or is to be) a party and the consummation by the Loan Parties of the other transactions contemplated hereby and thereby do not and will not: (i) conflict with or violate any provision of the Loan Parties’ certificate of incorporation, bylaws or other organizational or charter documents; (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Loan Parties, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, agreement or other instrument (evidencing Indebtedness of the Loan Parties, or otherwise) or other understanding to which the Loan Parties are a party or by which any property or asset of the Loan Parties are bound or affected; or (iii) subject to the Required Approvals, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Loan Parties are subject (including federal and State Securities Laws and regulations), or by which any property or asset of the Loan Parties are bound or affected; except in the case of each of clauses (ii) and (iii), such as would not reasonably be expected to result in a Material Adverse Effect.

(d) Filings, Consents and Approvals. The Loan Parties are not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with its execution, delivery and performance of the Transaction Documents, other than: (i) such consents, waivers, or authorizations as have been obtained before the Closing; and (ii) the filing of Form D with the SEC and such filings as are required to be made under applicable State Securities Laws (collectively, the “Required Approvals”).

(e) Reservation of Common Stock. The Company has reserved from its duly authorized Common Stock a number of shares of Common Stock, up to the sum of (i) the Warrant Shares to be issued at Closing under the Warrant, plus (ii) the Maximum Conversion Shares for issuance to the Lender or its Affiliates in the event of the full conversion of the Note.

(f) Capitalization. The capitalization of the Company is as set forth in the most recent SEC Reports and as further modified in Section 3.01(f) of the Company Disclosure Schedule. The Loan Parties have no Indebtedness, except as otherwise disclosed in the most recent SEC Reports and in Section 3.01(g) of the Company Disclosure Schedule. Since the date of the most recently filed SEC Report, the Company has not issued any Common Stock, Common Stock Equivalents or other equity interests (other than Exempt Issuances) or (without duplication) pursuant to the conversion and/or exercise of Common Stock Equivalents outstanding as of the date hereof. Except in instances where valid waivers have been obtained, no Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents. Except as set forth in the SEC Reports and further modified in Section 3.01(f) of the Company Disclosure Schedule, there are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire, any Common Stock, or contracts, commitments, understandings or arrangements by which the Company is or may become bound to issue additional Common Stock or Common Stock Equivalents. The issuance and sale of the Note will not obligate the Company to issue any securities to any Person (other than the Lender) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under any of such securities. All of the outstanding shares of capital stock of the Company are duly authorized, validly issued, fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities. Except for the Required Approvals and waivers that have heretofore been obtained, no further approval or authorization of any stockholder, Board of Directors or other Person(s) is required for the issuance and sale of the Note hereunder.

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(g) ATM Offering Capacity; Form S-3 Eligibility. The Company represents and warrants that:

(i) The ATM Program was established under a prospectus supplement initially filed with the SEC on November 4, 2024 (as Conduit Pharmaceuticals Inc.) pursuant to Form S-3 (File No. 333-282802) filed October 24, 2024, and was subsequently amended five times (Amendments No. 1–5, filed January 15, February 6, February 10, February 19, and March 10, 2025), each subject to the baby shelf limitations of General Instruction I.B.6 of Form S-3. Between January 2025 and March 2026, the Company effected four reverse stock splits (1-for-100, 1-for-15, 1-for-8, and 1-for-25), causing its public float to exceed $75,000,000 as of March 24, 2026.

(v) On April 2, 2026, the Company filed Amendment No. 6 to the ATM prospectus supplement, representing that it was no longer subject to the baby shelf limitations under General Instruction I.B.6 of Form S-3 and increased the ATM offering capacity from approximately $3,600,000 to $76,077,218 (the “ATM Offering Capacity”) based on a share price of $5.10.

(vi) Although the Company’s public float has since declined below $75,000,000, the Company is permitted to continue offering and selling shares under the ATM Program up to the full $76,077,218 ATM Offering Capacity, because the ATM Program was expanded while the public float exceeded $75,000,000.

(vii) As of June 11, 2026, the Company has sold 275,121 shares for net proceeds of $366,304.53, leaving $75,710,913.47 in remaining ATM Offering Capacity (the “Available ATM Capacity”). During the term of the Loan, the Available ATM Capacity will not be reduced, and the ATM Program will not be suspended or terminated.

(h) Indebtedness. All Indebtedness owed by the Loan Parties to all Persons are disclosed in the most recent SEC Reports and in Section 3.01(h) of the Company Disclosure Schedule, which shall specify whether such Indebtedness is secured or unsecured.

(i) SEC Reports; Financial Statements. Except for the Form 10-Q for the quarter ending March 31, 2026, the Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof (or such shorter period as the Company was required by law or regulation to file such material) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”). As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its consolidated subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal year-end audit adjustments.

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(j) Undisclosed Liabilities. The Company has no liability, indebtedness, obligation, expense, claim, deficiency or guaranty of any type, whether accrued, absolute, contingent, matured, unmatured or otherwise, required to be reflected in financial statements in accordance with GAAP, which individually or in the aggregate: (A) has not been reflected in the latest balance sheet included in the financial statements referenced hereinabove; or (B) has not arisen: (i) in the ordinary course of business, consistent with past practices, since the date of the latest balance sheet included in such financial statements in an amount that does not exceed $25,000 in any one case or $50,000 in the aggregate, (ii) pursuant to or in connection with this Agreement or other Transaction Document, or (C) are executory performance obligations to be performed after the date hereof in the ordinary course of business pursuant to agreement(s) entered into in the ordinary course of business, consistent with past practices. The Company is not in default with respect to any Indebtedness.

(k) Material Changes. Since the date of the latest financial statements made available to Lender prior to the date hereof, other than as set forth in the SEC Reports: (A) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect; (B) the Company has not incurred any liabilities (contingent or otherwise) other than (i) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice, and (ii) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP; (C) the Company has not altered their method of accounting; (D) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock; and (E) the Company has not issued any equity securities except in favor of an officer, director or consultant pursuant to an existing Company equity incentive plans.

(l) Litigation. There is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Loan Parties or any of its respective properties or assets before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”) which: (A) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents; or (B) if there were an unfavorable decision, would reasonably be expected to result in a Material Adverse Effect. Except as set forth in the SEC Reports, none of the Loan Parties nor any director or officer thereof is or has been the subject of any Action involving: (x) a claim of violation of or liability under the Securities Act, the Exchange Act, FINRA rules or any State Securities Laws; (y) breach of fiduciary duty; or (z) fraud (statutory or common law), embezzlement, misappropriation or conversion of property or rights, or any other crime involving deceit.

(m) Labor Relations. No labor dispute exists or, to the knowledge of the Company, is imminent with respect to any of the employees of the Loan Parties which would reasonably be expected to result in a Material Adverse Effect. None of the Loan Parties’ employees is a member of a union that relates to such employee’s relationship with the Loan Parties, and the Loan Parties are not a party to any collective bargaining agreement. The Company believes that its relationships with the employees of the Loan Parties are good. No executive officer, to the knowledge of the Company, is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement or non- competition agreement, or any other contract or agreement or any restrictive covenant in favor of any third party, and the continued employment of each such executive officer does not subject the Loan Parties to any liability with respect to any of the foregoing matters. To the best of the Company’s knowledge, it is in compliance with all U.S. federal, state, local and foreign laws and regulations relating to employment and employment practices, terms and conditions of employment and wages and hours, except where the failure to be in compliance would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

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(n) Compliance. Except as disclosed set forth in Section 3.01(n) of the Company Disclosure Schedule, the Loan Parties: (i) is neither in default under nor in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Loan Parties under), nor has the Loan Parties received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement (whether or not such default or violation has been waived); (ii) is not in violation of any order of any court, arbitrator or governmental body; and (iii) is not and has not been in material violation of any statute, law, rule or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws applicable to its business and all such laws that affect the environment, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(o) Regulatory Permits. The Loan Parties possesses all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct its business, except where the failure to possess such permits would not reasonably be expected to result in a Material Adverse Effect (“Material Permits”), and the Loan Parties have not received any notice of proceedings relating to the revocation or modification of any Material Permit.

(p) Title to Assets. The Loan Parties have good and marketable title in fee simple to all real property and good and marketable title in all personal property owned by it that, in each case, is material to the business of the Loan Parties, in each case free and clear of all Liens, except for Liens disclosed in Section 3.01(p) of the Company Disclosure Schedule that do not materially and adversely (x) affect the value of such property or (y) interfere with the use made and proposed to be made of such property by the Loan Parties. Any real property and facilities held under lease by the Loan Parties are held by it under valid, subsisting and enforceable leases with which the Loan Parties are in compliance except as disclosed in Section 3.01(o) of the Company Disclosure Schedule.

(q) Patents and Trademarks. (i) The Loan Parties have, or has rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, trade secrets, inventions, copyrights, software, websites, licenses and other intellectual property rights and similar rights as necessary or material for use in connection with its business as presently conducted (collectively, the “Intellectual Property Rights”); (ii) the Loan Parties have not received written notice that any of the Intellectual Property Rights violates or infringes upon the intellectual property rights of any other Person; (iii) all Intellectual Property Rights are enforceable by the Loan Parties, and to the knowledge of the Company there is no existing infringement by any other Person of any of the Intellectual Property Rights, except where the failure to be so enforceable or for such infringements as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and (iv) the Loan Parties have taken reasonable security measures to protect the secrecy, confidentiality and value of all of its Intellectual Property Rights, except where failure to do so would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(r) Transactions with Officers, Directors and Employees. None of the officers or directors of the Loan Parties and, to the knowledge of the Company, none of the employees of the Loan Parties, is presently a party to any transaction with the Loan Parties (other than for services as employees, officers and directors and related party notes as identified in the SEC Reports), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from, any such officer, director or employee or, to the knowledge of the Company, any entity in which any such officer, director or employee has a substantial interest or is an officer, director, trustee, member or partner, in each case other than for: (x) payment of salary or fees for services rendered; (y) reimbursement for expenses incurred on behalf of the Loan Parties; and (z) other employee benefits, including stock option agreements under any stock option plan of the Loan Parties.

(s) Private Placement. Assuming the accuracy of the Lender’s representations and warranties set forth in Section 3.02, no registration under the Securities Act is required for the offer and sale of the Note by the Company to the Lender as contemplated hereby.

(t) Investment Company. The Company is not, and is not an Affiliate of, and immediately after receipt of payment for the Note will not be or be an Affiliate of, an ‘investment company’ within the meaning of the Investment Company Act of 1940, as amended. The Company shall conduct its business in a manner so that it will not be an “investment company” subject to registration under the Investment Company Act of 1940, as amended.

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(u) Registration Rights. Other than as described in the SEC Reports, as set forth in the Registration Rights Agreement and further modified by Section 3.01(u) of the Company Disclosure Schedule, no Person has any right to demand the Company to file a registration statement under the Securities Act covering the sale of any securities of the Company.

(v) Disclosure. Except with respect to: (i) the material terms and conditions of the transactions contemplated by the Transaction Documents; and (ii) information given to the Lender, if any, which the Company hereby confirms will not constitute material non-public information, the Company confirms that neither it nor any other Person acting on its behalf has provided any of the Lender or their agents or counsel with any information that it believes constitutes or might constitute material, nonpublic information. The Company understands and confirms that the Lender will rely on the foregoing representation in effecting transactions in securities of the Company. All disclosure furnished by or on behalf of the Company to the Lender regarding the Company, its business and the transactions contemplated hereby, is true and correct and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

(w) No Integrated Offering. Assuming the accuracy of the Lender’s representations and warranties set forth in Section 3.02, neither the Company, nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Note to be integrated with prior offerings by the Company for purposes of the Securities Act which would require the registration of any such securities under the Securities Act.

(x) Solvency. The Company will not, after the Funding Date, incur debts beyond its ability to pay such debts (including Permitted Indebtedness) as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt). Except as disclosed in its SEC Reports (including the risk factors and qualified audit opinions disclosed therein), the Company has no knowledge of any facts or circumstances which lead it to believe that it will file for reorganization or liquidation under the bankruptcy or reorganization laws of any jurisdiction within one year from the Funding Date.

(y) Tax Status. Except as set forth in Section 3.01(y) of the Company Disclosure Schedule, the Company has filed all material federal, state and foreign income and franchise tax returns and has paid or accrued all material taxes shown as due thereon, and the Company has no knowledge of a material tax deficiency which has been asserted or threatened against the Company.

(z) No General Solicitation. Neither the Company nor any Person acting on behalf of the Company has offered or sold the Note by any form of general solicitation or general advertising. The Company has offered the Note for sale only to the Lender.

(aa) Insurance. As set forth in Section 3.01(aa) of the Company Disclosure Schedule, the Company is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company reasonably believes to be prudent and customary in the businesses in which the Company is engaged. The Company has never been refused any insurance coverage sought or applied for, and the Company has no reason to believe that it will not be able to renew all existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers.

(bb) Acknowledgment Regarding Lender’s Purchase of the Note. The Company acknowledges and agrees that the Lender is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated thereby. The Company further acknowledges that Lender is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated thereby and any advice given by Lender or any of its representatives or agents in connection with the Transaction Documents and the transactions contemplated thereby is merely incidental to the Lender’s purchase of the Note. The Company further represents to the Lender that the Company’s decision to enter into this Agreement and the other Transaction Documents has been based solely on the independent evaluation of the transactions contemplated hereby by the Company and its representatives.

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(cc) No Disqualification Events. With respect to the Note to be offered and sold hereunder in reliance on Rule 506(b) under the Securities Act (“Regulation D Securities”), none of the Company, any of its predecessors, any affiliated issuer, any director, executive officer, other officer of the Company participating in the offering hereunder, any beneficial owner of twenty percent (20%) or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 under the Securities Act) connected with the Company in any capacity at the time of sale (each, an “Issuer Covered Person” and, together, “Issuer Covered Persons”) is subject to any of the ‘Bad Actor’ disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act (a “Disqualification Event”), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3). The Company has exercised reasonable care to determine whether any Issuer Covered Person is subject to a Disqualification Event. The Company has complied, to the extent applicable, with its disclosure obligations under Rule 506(e), and has furnished to the Lender a copy of any disclosures provided thereunder.

(dd) Other Covered Persons. The Company is not aware of any person (other than any Issuer Covered Person) that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with the sale of any Regulation D Securities.

(ee) Notice of Disqualification Events. The Company will notify the Lender in writing, prior to the Funding Date of: (i) any Disqualification Event relating to any Issuer Covered Person; and (ii) any event that would, with the passage of time, become a Disqualification Event relating to any Issuer Covered Person.

(ff) Foreign Corrupt Practices. To the knowledge of the Company, neither the Company nor any agent or other person acting on behalf of the Company, has: (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity; (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds; (iii) failed to disclose fully any contribution made by the Company (or made by any person acting on its behalf of which the Company is aware) which is in violation of law; or (iv) violated in any material respect any provision of the Foreign Corrupt Practices Act.

(gg) Office of Foreign Assets Control. Neither the Company nor, to the Company’s knowledge, any director or executive officer of the Company is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”).

(hh) U.S. Real Property Holding Corporation. The Company is not and has never been a U.S. real property holding corporation within the meaning of Section 897 of the Internal Revenue Code of 1986, as amended, and the Company shall so certify upon Lender’s request.

(ii) Bank Holding Company Act. Neither the Company nor any of its Affiliates is subject to the Bank Holding Company Act of 1956, as amended (“BHCA”) and to regulation by the Board of Governors of the Federal Reserve System (“Federal Reserve”). Neither the Company nor any of its Affiliates owns or controls, directly or indirectly, five percent (5%) or more of the outstanding shares of any class of voting securities or twenty-five percent (25%) or more of the total equity of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve. Neither the Company nor any of its Affiliates exercises a controlling influence over the management or policies of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve.

(jj) Money Laundering. The operations of the Company are and have been conducted at all times in compliance in all material respects with applicable financial record-keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, applicable money laundering statutes and applicable rules and regulations thereunder (collectively, the “Money Laundering Laws”), and no Action or Proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

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(kk) Representations. The representations and warranties of the Company contained in this Agreement, and the certificate(s) furnished or to be furnished to the Lender at the Closing, when taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances under which they were made. The Company acknowledges and agrees that the representations contained in section 3.02 shall not modify, amend or affect Lender’s right to rely on the Company’s representations and warranties contained in this section 3.01 or elsewhere in this Agreement or any representations and warranties contained in any other Transaction Document, or any other document or instrument executed and/or delivered in connection with this Agreement or the consummation of the transactions contemplated hereby.

Section 3.02 Representations and Warranties of the Lender.

The Lender, for itself and for no other Person, hereby represents and warrants as of the date hereof and as of the Funding Date to the Company as follows (unless as of a specific date therein, in which case they shall be accurate as of such date):

(a) Authority; Organization. The Lender has full power and authority to enter into this Agreement and to perform all obligations required to be performed by it hereunder. The Lender is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with full right, corporate or partnership power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of the Transaction Documents and performance by the Lender of the transactions contemplated by the Transaction Documents have been duly authorized by all necessary corporate or similar action on the part of the Lender. Each Transaction Document to which it is a party has been duly executed by the Lender, and when delivered by the Lender in accordance with the terms hereof, will constitute the valid and legally binding obligation of the Lender, enforceable against it in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies, and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(b) Own Account. The Lender understands that the Note, the Warrant and the Conversion Shares are “restricted securities” and have not been registered under the Securities Act or any applicable State Securities Law and is acquiring the Note, the Warrant and Conversion Shares as principal for its own account and not with a view to or for distributing or reselling such the Note, the Warrant or Conversion Shares or any part thereof in violation of the Securities Act or any applicable State Securities Law, has no present intention of distributing any of such the Note, the Warrant or Conversion Shares in violation of the Securities Act or any applicable State Securities Law and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of such the Note (this representation and warranty not limiting the Lender’s right to sell the Note, the Warrant or Conversion Shares in compliance with applicable federal and State Securities Laws) in violation of the Securities Act or any applicable State Securities Law. The Lender is acquiring the Note hereunder in the ordinary course of its business.

(c) Non-Transferrable. The Lender agrees: (i) that the Lender will not sell, assign, pledge, give, transfer or otherwise dispose of the Note, the Warrant or Conversion Shares or any interest therein, or make any offer or attempt to do any of the foregoing, except pursuant to a registration of the Note, the Warrant and Conversion Shares under the Securities Act and all applicable State Securities Laws, or in a transaction which is exempt from the registration provisions of the Securities Act and all applicable State Securities Laws, (ii) that the certificates representing the Note will bear a legend making reference to the foregoing restrictions, and (iii) that the Company and its Affiliates shall not be required to give effect to any purported transfer of such the Note, the Warrant and Conversion Shares except upon compliance with the foregoing restrictions.

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(d) Lender Status. The Lender is an “accredited investor” as defined in Rule 501(a) under Regulation D of the Securities Act. The undersigned agrees to furnish any additional information requested by the Company or any of its Affiliates to assure compliance with applicable U.S. federal and state securities laws in connection with the purchase and sale of the Note. Any information that has been furnished or that will be furnished by the undersigned to evidence its status as an accredited investor is accurate and complete, and does not contain any misrepresentation or material omission.

(e) Experience of The Lender. The Lender, either alone or together with its representatives, has such knowledge, sophistication, and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Note, and has so evaluated the merits and risks of such investment. The Lender is able to bear the economic risk of an investment in the Note and, at the present time, is able to afford a complete loss of such investment.

(f) No Trading Market. The Lender acknowledges that there is currently no trading market for the Note and that none is expected to develop for the Note.

(g) General Solicitation. The Lender acknowledges that neither the Company nor any other person offered to sell the Note to it by means of any form of general solicitation or advertising, including, but not limited to: (i) any advertisement, article, notice, or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, or (ii) any seminar or meeting whose attendees were invited by any general solicitation or general advertising.

(h) Confidentiality. Other than to other Persons party to this Agreement and its advisors who have agreed to keep information confidential or have a fiduciary obligation to keep such information confidential, the Lender has maintained the confidentiality of all disclosures made to it in connection with the transaction (including the existence and terms of this transaction).

(i) Foreign Lender. The Lender is a United States person and not a foreign Lender.

(j) Information from Company. The Lender and its investment managers, if any, have been afforded the opportunity to obtain any information necessary to verify the accuracy of any representations or information presented by the Company in this Agreement and have had all inquiries to the Company answered, and have been furnished all requested materials, relating to the Company and the offering and sale of the Note and anything set forth in the Transaction Documents. Neither the Lender nor the Lender’s investment managers, if any, have been furnished any offering literature by the Company or any of its Affiliates, associates, or agents other than the Transaction Documents, and the agreements referenced therein.

(k) Speculative Nature of Investment; Risk Factors. THE LENDER UNDERSTANDS THAT AN INVESTMENT IN THE NOTE INVOLVES A HIGH DEGREE OF RISK. The Lender acknowledges that: (i) any projections, forecasts or estimates as may have been provided to the Lender are purely speculative and cannot be relied upon to indicate actual results that may be obtained through this investment; any such projections, forecasts and estimates are based upon assumptions which are subject to change and which are beyond the control of the Company or its management, (ii) the tax effects which may be expected by this investment are not susceptible to absolute prediction, and new developments and rules of the Internal Revenue Service, audit adjustment, court decisions or legislative changes may have an adverse effect on one or more of the tax consequences of this investment, and (iii) the Lender has been advised to consult with his own advisor regarding legal matters and tax consequences involving this investment. The Lender represents that the Lender’s investment objective is speculative in that the Lender seeks the maximum total return through an investment in a broad spectrum of securities, which involves a higher degree of risk than other investment styles and therefore the Lender’s risk exposure is also speculative. The Note offered hereby is highly speculative and involves a high degree of risk and Lender should only purchase these securities if Lender can afford to lose its entire investment.

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(l) Money Laundering. The operations of the Lender are and have been conducted at all times in compliance with the Money Laundering Laws, and no Action or Proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Lender with respect to the Money Laundering Laws is pending or, to the knowledge of the Lender, threatened.

The Company acknowledges and agrees that the representations contained in Section 3.02 shall not modify, amend or affect the Lender’s right to rely on the Company’s representations and warranties contained in this Agreement or any representations and warranties contained in any other Transaction Document or any other document or instrument executed and/or delivered in connection with this Agreement or the consummation of the transaction contemplated hereby.

ARTICLE IV

OTHER AGREEMENTS OF THE PARTIES

Section 4.01 Company Affirmative and Negative Covenants. The Company on behalf of itself and any of the other Loan Parties hereby covenants and agrees that until all Obligations owed to the Lender shall have been paid in full, without the prior written approval of the Lender:

(a) the Loan Parties shall not incur any Indebtedness, other than Permitted Indebtedness or as otherwise expressly permitted by this Agreement (“Additional Indebtedness”), unless the net proceeds to the Company of such Additional Indebtedness shall be used to prepay 100% of the then Outstanding Principal Amount of the Note (including any Default Amount and accrued interest thereon), or such Additional Indebtedness shall be approved in advance by the Lender;

(b) the Loan Parties shall not engage in the public or private sale of any securities, including convertible and non-convertible notes or debentures, Common Stock or Common Stock Equivalents, except for Exempt Issuances or as otherwise expressly permitted in this Agreement, the Note or other Transaction Documents, unless 100% of the net proceeds to the Loan Parties from such sale are used to repay the then Outstanding Principal Amount of the Note (including any Default Amount and accrued interest thereon);

(c) the Company shall at all times maintain a sufficient number of registered, freely tradeable shares available for sale by AGP under the ATM Financing of not less than Four Hundred Percent (400%) of the Outstanding Principal Amount of the Note and the Company shall promptly take all actions necessary to maintain such share availability at all times;

(d) the Company shall timely file all reports, schedules, and forms required to be filed with the SEC under the Securities Exchange Act of 1934, as amended, including all Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, within the prescribed deadlines (including any extensions pursuant to Rule 12b-25);

(e) the Company shall cure its current delinquency with respect to the Form 10-Q for the quarter ended March 31, 2026, and any other overdue filings, on or before thirty (30) calendar days following the Closing Date;

(f) the Company shall take all actions necessary to maintain continued listing on The Nasdaq Capital Market, including compliance with all applicable Nasdaq Listing Rules regarding minimum bid price, minimum stockholders’ equity, and continued listing standards;

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(g) if, at any time during the term of the Loan, the closing bid price of the Company’s common stock falls below $1.00 per share, thereby triggering a Nasdaq minimum bid price deficiency notice under Listing Rule 5550(a)(2), the Company shall promptly, and in any event within thirty (30) calendar days of such occurrence, take all necessary corporate actions, including obtaining stockholder approval (if not already in place) and effecting a reverse stock split in a ratio sufficient to cause the closing bid price to exceed $1.00 per share and regain compliance;

(h) the Company shall promptly (and in no event later than two (2) business days after receipt) notify the Lender in writing of any deficiency notices, delisting determinations, hearing requests, panel decisions, or other correspondence received from Nasdaq relating to the continued listing of the Company’s securities;

(i) no payments of Indebtedness shall be paid to any Affiliate, other than payments of deferred compensation to members of the board of directors and employees of the Company;

(j) the Loan Parties shall not permit any Person to have a Lien on any of the assets of any of the Loan Parties, except for Permitted Liens; and

(k) the Loan Parties shall comply with all of the additional affirmative and negative covenants set forth in the Note and the Security Agreement.

The Company covenants and agrees that a breach or violation of any of the above covenants set forth in this Section 4.01 shall constitute an Event of Default under this Agreement, the Note and the other Transaction Documents.

Section 4.02 Most Favored Nations Agreement. If, at any time during the term of the Note, the Company enters into any debt or equity financing transaction with any third Person on terms that in the aggregate are more favorable to such third Person than the terms set forth in this Agreement, the Note and other Transaction Documents (as reasonably determined by the Lender), the Lender shall have the right, at its sole option, to require the Company to amend the terms of this Agreement, the Note or other Transaction Documents to match such more favorable terms. The Company shall provide the Lender with written notice of any such financing within two (2) Business Days of execution of any related agreement, together with copies of all related transaction documents.

Section 4.03 Transfer Restrictions.

(a) The Note, Warrant Shares and Conversion Shares may only be disposed of in compliance with state and federal securities laws. In connection with any transfer of the Note, Warrant Shares or Conversion Shares other than pursuant to an effective registration statement or Rule 144, the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred the Note, Warrant Shares and Conversion Shares under the Securities Act. As a condition of such sale or transfer, any such transferee shall agree in writing to be bound by the terms of this Agreement and shall have the rights of Lender under this Agreement.

(b) The Lender agrees to the imprinting, so long as is required by this Section 4.03, of a legend on any of the Note, the Warrant Shares and Conversion Shares in the following form:

THIS SECURITY HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY THIS SECURITY.

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Section 4.04 Use of Proceeds; Restrictions on Certain Payments. The Company shall use the net proceeds paid to it under the Flow of Funds Agreement for general working capital purposes.

Section 4.05 Future Subsidiary. Any direct or indirect Subsidiary of the Company formed or acquired after the Funding Date and before the Note shall have been repaid in full shall promptly thereafter execute and deliver (or otherwise join and agree to be bound as a Subsidiary of the Company under) the applicable Security Agreement.

Section 4.06 Stockholders Meeting. Notwithstanding anything contained elsewhere in this Agreement or in the Transaction Documents, the issuance of Conversion Shares and Warrant Shares upon conversion of the Note and/or exercise of the Warrant, as applicable, may require stockholder approval in accordance with the rules and regulations of The Nasdaq Stock Market LLC (“Stockholder Approval”). Not later than thirty (30) days after the date the Company files its annual report on Form 10-K for the fiscal year ended December 31, 2026, in the event that the Note shall not have previously been paid in full, and in order to insure compliance with applicable Nasdaq Rules, the Company shall hold a special meeting of its stockholders to obtain Stockholder Approval (the “Stockholders Meeting”). In such connection, the Company shall (i) include in any proxy or information statement submitted to stockholders a statement that the board of directors of the Company recommends that the stockholders vote IN FAVOR of adoption of resolutions approving in all respects this Agreement, all other Transaction Documents and all of the transactions contemplated hereby and thereby, (ii) use its reasonable best efforts to obtain approval of such resolutions by the holders of record of a majority of the outstanding Common Stock or other voting securities of the Company on the record date set forth in such proxy or information statement; and (iii) cause all officers and directors of the Company to vote their shares of Common Stock in favor of the foregoing resolutions; and (iv) shall use its best efforts to obtain commitments from other holders of 5% or more of the outstanding Common Stock to vote their shares of Common Stock in favor of the foregoing resolutions. Notwithstanding anything to the contrary in this Agreement or the other Transaction Documents, the limitations on the issuance of shares of Common Stock under the applicable rules of The Nasdaq Stock Market LLC (including the 19.99% limitation described in this Agreement) and any failure to obtain Stockholder Approval shall restrict only the issuance of shares of Common Stock and shall not reduce, impair or otherwise affect the Company’s monetary Obligations under the Note or the other Transaction Documents. To the extent that any shares of Common Stock otherwise issuable upon conversion of the Note, exercise of the Warrant or in payment of any Obligation cannot be issued as a result of any such limitation, insufficient authorized and reserved shares, or the failure to obtain Stockholder Approval, the Company shall, unless the Lender otherwise agrees in writing, pay to the Lender in cash an amount equal to the economic value of the shares of Common Stock that cannot be so issued.

Section 4.07 Integration. The Company shall not sell, offer for sale, or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Note to the Lender in a manner that would require the registration under the Securities Act of the issuance and sale of the Note to the Lender.

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Section 4.08 Publicity. The Company and the Lender shall consult with each other in issuing any other press releases and SEC Reports with respect to the transactions contemplated hereby, and neither the Company nor the Lender shall issue any such press release or SEC Report nor otherwise make any such public statement without the prior consent of the Company with respect to any press release of the Lender, or without the prior consent of the Lender with respect to any press release or SEC Report of the Company mentioning the Lender, which consent shall not unreasonably be withheld or delayed, except if such disclosure is required by law, in which case the disclosing party shall promptly provide the other party with prior notice of such public statement, SEC Report or communication. The Company will publish a press release announcing this transaction approved by the Lender within four (4) Business Days following the Funding Date.

Section 4.09 Indemnification of Lender. The Company shall indemnify, reimburse and hold harmless the Lender and its partners, members, shareholders, officers, directors, employees and agents (and any other persons with other titles that have similar functions) (collectively, “Indemnitees”) from and against any and all losses, claims, liabilities, damages, penalties, suits, costs and expenses, of any kind or nature, (including fees relating to the cost of investigating and defending any of the foregoing) imposed on, incurred by or asserted against such Indemnitee in any way related to or arising from or alleged to arise from: (i) any breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement or in the other Transaction Documents and (ii) any action instituted against such Indemnitee in any capacity, or any of them or their respective Affiliates, by any stockholder of the Company who is not an Affiliate of such Indemnitee, with respect to any of the transactions contemplated by the Transaction Documents (unless such action is based upon a breach of such Indemnitee’s representations, warranties or covenants under the Transaction Documents or any agreements or understandings such Indemnitee may have with any such stockholder or any violations by such Indemnitee of state or federal securities laws or any conduct by such Indemnitee which results from the gross negligence or willful misconduct of the Indemnitee as determined by a final, non-appealable decision of a court of competent jurisdiction).

Section 4.10 ATM Financing; Payment Direction Agreement; Deposit Account Control. Until all Obligations have been paid in full, without the prior written consent of the Lender, the Company shall not, directly or indirectly: (i) amend, suspend, terminate, replace, reduce or otherwise modify the ATM Financing, the Payment Direction Agreement, the AGP instructions, the Company’s brokerage account instructions, the DACA or the deposit account subject to the DACA; or (ii) direct AGP, the Bank, any depository or brokerage maintaining any such account, or any other Person to pay, apply or distribute the net proceeds of any ATM Financing other than as required by the Payment Direction Agreement and the DACA. The Company shall (A) at all times maintain the deposit account subject to the DACA in full force and effect until all Obligations have been paid in full, and (B) obtain Stockholder Approval (and any other stockholder approval required under the rules of The Nasdaq Stock Market LLC or applicable law) to the extent necessary to issue shares of Common Stock in excess of the limitations described in Section 4.06 or at any price below the applicable Nasdaq minimum price. Any breach of this Section 4.10 shall constitute an immediate Event of Default under the Note and the other Transaction Documents.

ARTICLE V

 MISCELLANEOUS

Section 5.01 Termination. This Agreement may be terminated by the Lender by written notice to the Company if the Closing has not been consummated on or before the third Business Day after the date of the execution and delivery of this Agreement by both parties; provided that such termination will not affect the right of any party to sue for any breach by the other party.

Section 5.02 Fees and Expenses. The Company shall bear the reasonable and documented out-of-pocket expenses of the Company and the Lender incurred in connection with the negotiation, preparation, execution, delivery and performance of the Transaction Documents, including, without limitation, reasonable attorneys’ and consultants’ fees and expenses (including previously paid fees to Lender’s counsel of $30,000), transfer agent fees, fees for stock quotation services, fees relating to any amendments or modifications of the Transaction Documents or any consents or waivers of provisions in the Transaction Documents, fees for the preparation of opinions of counsel, escrow fees, and costs of restructuring the transactions contemplated by the Transaction Documents. When possible, the Company must pay these fees directly, including, but not limited to, any and all wire fees, otherwise the Company must make immediate payment for reimbursement to the Lender for all fees and expenses immediately upon written notice by the Lender or the submission of an invoice by the Lender. In addition, the Company shall pay the origination fee to the Lender as specified hereinabove.

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Section 5.03 Entire Agreement. The Transaction Documents, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

Section 5.04 Notices. Any notice, request, instruction or other document to be given hereunder by any party to the others shall be in writing and delivered personally or sent by registered or certified mail, postage prepaid, or by email:

if to Lender:

J.J. Astor & Co.

26 S Rio Grande Street, #2072

Salt Lake City, Utah 84101

Attn: Michael Pope

Email: michael.p@jjastor.com

with a copy to:

Barton, LLP

711 Third Avenue, 14th Floor

New York, New York 10017

Attn: Stephen A. Weiss, Esq.

if to the Company:

CDT Equity Inc.

4581 Tamiami Trail North, Suite 200

Naples, Florida 34103

Attn: Dr. Andrew Regan, CEO

or to such other Persons or addresses as may be designated in writing by the party to receive such notice as provided above.

Section 5.05 Amendments; Waivers. No provision of this Agreement may be waived, modified, supplemented, or amended except in a written instrument signed, in the case of an amendment, by the Company and the Lender or, in the case of a waiver, by the party against whom enforcement of any such waived provision is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right.

Section 5.06 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Lender (other than by merger). The Lender may assign any or all of its rights under this Agreement to any Person to whom the Lender assigns or transfers the Note, and/or participate any of such rights in connection with granting of any participation of the Note, provided that such transfer or participation complies with all applicable federal and State Securities Laws and that any such transferee or participant agrees in writing by the provisions of the Transaction Documents that apply to the Lender.

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Section 5.07 No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

Section 5.08 Governing Law.

All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents shall be governed by and construed and enforced in accordance with the internal laws of the State of Utah, without regard to the principles of conflict of laws thereof. Each Party agrees that all legal proceedings concerning the interpretation, enforcement and defense of the transactions contemplated by any of the Transaction Documents (whether brought against a Party hereto or its respective Affiliates, directors, officers, shareholders, employees or agents), shall be commenced exclusively in the federal and state courts sitting in Salt Lake County, Salt Lake City, Utah (the “Utah Courts”). Each Party hereto hereby irrevocably submits to the exclusive jurisdiction of the Utah Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, Action or Proceeding, any claim that it is not personally subject to the jurisdiction of such Utah Courts, or that such Utah Courts are improper or inconvenient venue for such proceeding or that such Party may obtain an exemption from Utah law based on any public policies or principles of any other State or jurisdiction. Each Party hereby irrevocably waives personal service of process and consents to process being served in any such suit, Action or Proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such Party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by applicable law. Each Party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to the Transaction Documents or the transactions contemplated hereby. If any Party shall commence an Action or Proceeding to enforce any provisions of the Transaction Documents, then the prevailing Party in such Action or Proceeding shall be reimbursed by the other Party for its attorney’s fees and other costs and expenses incurred in the investigation, preparation and prosecution of such Action or Proceeding.

Section 5.09 Survival. The representations and warranties contained herein shall survive the Closing and the delivery of the Note.

Section 5.10 Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page was an original thereof.

Section 5.11 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

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Section 5.12 Rescission and Withdrawal Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) any of the other Transaction Documents, whenever the Lender exercises a right, election, demand or option under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then the Lender may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights.

Section 5.13 Replacement of the Note. If any certificate or instrument evidencing the Note is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof (in the case of mutilation), or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction. The applicant for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs (including customary indemnity) associated with the issuance of such replacement the Note.

Section 5.14 Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, the Lender and the Company will be entitled to seek specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations contained in the Transaction Documents and hereby agree to waive and not to assert in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

Section 5.15 Payment Set Aside. To the extent that the Company makes a payment or payments to the Lender pursuant to any Transaction Document or the Lender enforces or exercises its rights thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

Section 5.16 Construction. The parties agree that each of them and/or their respective counsel has reviewed and had an opportunity to revise the Transaction Documents and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of the Transaction Documents or any amendments hereto. In addition, each and every reference to share prices and shares of Common Stock in any Transaction Document shall be subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the Common Stock that occur after the date of this Agreement.

Section 5.17 Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

Section 5.18 WAIVER OF JURY TRIAL. IN ANY ACTION, SUIT, OR PROCEEDING IN ANY JURISDICTION BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY, THE PARTIES EACH KNOWINGLY AND INTENTIONALLY, TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND EXPRESSLY WAIVES FOREVER TRIAL BY JURY.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the parties hereto have caused this Loan Agreement to be duly executed by their respective authorized signatories as of the date below.

Company:

CDT EQUITY INC.

By:	/s/ Andrew Regan
Name:	Dr. Andrew Regan,
Title:	Chief Executive Officer

Lender:

J.J. ASTOR & CO.

By:	/s/ Michael Pope
Name:	Michael Pope
Title:	Chief Executive Officer